    As filed with the Securities and Exchange Commission on November 9, 2001

                                          Registration Statement No. 333-
                                                                         -------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  INFOUSA INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                       47-075154
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

         5711 South 86th Circle
            Omaha, Nebraska                                            68127
----------------------------------------                             ----------
(Address of Principal Executive Offices)                             (Zip Code)

                                  infoUSA Inc.
                             1992 Stock Option Plan
                            ------------------------
                            (Full Title of the Plan)

Stormy L. Dean
5711 South 86th Circle                 Copy of communications to:
Omaha, NE 68127
----------------------                 Eric O. Madson, Esq.
(Name and Address of                   Robins, Kaplan, Miller & Ciresi L.L.P.
Agent for Service)                     2800 LaSalle Plaza
                                       800 LaSalle Avenue
   (402) 593-4500                      Minneapolis, MN 55402-2015
---------------------                  (612) 349-8500
(Telephone Number,
Including Area Code,
of Agent for Service)

                     (cover page is continued on next page)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                 Proposed             Proposed
Title of Each Class Of                           Maximum              Maximum               Amount Of
Securities To Be            Amount To Be         Offering Price       Aggregate             Registration
Registered (1)              Registered (2)       Per Share (3)        Offering Price        Fee
--------------------------------------------------------------------------------------------------------
Common Stock
par value                   3,566,500
$.0025 per share            shares                 $5.375              $19,169,937.50        $4,792.48
--------------------------------------------------------------------------------------------------------

(1)  Includes the associated preferred stock purchase rights.

(2) 5,061,525 shares were registered on Form S-8 (No. 333-37865) on October 14, 1997 and 3,566,500 shares are being registered herewith.

(3) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the prices of the Registrant's Common Stock as reported on the Nasdaq National Market on November 5, 2001.

        INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

     A Registration Statement on Form S-8 (File No. 333-37865) was filed with the Securities and Exchange Commission (the "Commission") on October 14, 1997 covering the registration of 5,061,525 shares in the infoUSA Inc. 1992 Stock Option Plan (the "Plan"). Of the 5,061,525 shares, 3,193,025 shares were Class A Common Stock and 1,868,500 shares were Class B Common Stock. On October 22, 1999, the Registrant reclassified its Class A Common Stock and Class B Common Stock into a single class of common stock, designated as "Common Stock." On that same date, the options to purchase shares of the Class A Common Stock and Class B Common Stock under the Plan were converted into options to purchase an equal number of shares of Common Stock. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 3,566,500 shares. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated in this Registration Statement by reference:

1.   Registrant's Annual Report on Form 10-K for the year ended December 31,
     2000.

2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") for periods ended or as of dates subsequent to December 31, 2000.

3. The description of the Registrant's Common Stock contained in Amendment No. 2 to the Registrant's Registration Statement on Form 8-A, filed on March 20, 2000, and in Amendment No. 2 to its Registration Statement on Form 8-A, also filed on March 20, 2000, with respect to the Registrant's Series A preferred share purchase rights, filed pursuant to Section 12(g) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Elliot S. Kaplan, a director of the Registrant, is also a member of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P., which will be rendering an opinion as to the legality of the securities being registered.

ITEM 8. EXHIBITS.

     The following are filed as exhibits to this Registration Statement:

4.1  InfoUSA Inc. 1992 Stock Option Plan is incorporated herein by reference to
     Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, No. 333-37865, filed with the Commission on October 14, 1997.

5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of Common Stock of the Registrant.

23.1 Consent of KPMG LLP, Independent Accountants.

23.2 Consent of Counsel (included in exhibit 5.1).

24.1 Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 9th day of November, 2001.

                                       INFOUSA INC.

                                       /s/ Stormy L. Dean
                                       ------------------------------
                                       By: Stormy L. Dean
                                       Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title
---------                              -----

/s/ Vinod Gupta                        Chairman and Chief Executive Officer             November 9, 2001
-----------------------------------    (principal executive officer)
Vinod Gupta

/s/ Stormy L. Dean                     Chief Financial Officer                          November 9, 2001
-----------------------------------    (principal financial and accounting
Stormy L. Dean                         officer)

/s/ Elliot S. Kaplan                   Director                                         November 9, 2001
-----------------------------------
Elliot S. Kaplan

/s/ Harold W. Andersen                 Director                                         November 9, 2001
-----------------------------------
Harold W. Andersen

/s/ George F. Haddix                   Director                                         November 9, 2001
-----------------------------------
George F. Haddix

/s/ Paul A. Goldner                    Director                                         November 9, 2001
-----------------------------------
Paul A. Goldner

/s/ Cynthia Hardin Milligan            Director                                         November 9, 2001
-----------------------------------
Cynthia Hardin Milligan

/s/ Rob S. Chandra                     Director                                         November 9, 2001
-----------------------------------
Rob S. Chandra

/s/ J. Robert Kerrey                   Director                                         November 9, 2001
-----------------------------------
J. Robert Kerrey

/s/ Stormy L. Dean
-----------------------------------
Stormy L. Dean
Attorney-in-Fact

     ** Pursuant to the Power of Attorney attached as Exhibit 24.1, this Registration Statement has been signed by Stormy L. Dean.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

 5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of Common Stock of the Company.

 23.1        Consent of KPMG LLP, Independent Accountants.

 24.1        Power of Attorney.